Exhibit 10.6

RESTRICTED STOCK AWARD AGREEMENT

TIME-BASED VESTING (EXECUTIVE)

PAYCOM SOFTWARE, INC.

2023 LONG-TERM INCENTIVE PLAN

1.
Grant of Award. Pursuant to the Paycom Software, Inc. 2023 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of Paycom Software, Inc., a Delaware corporation (the “Company”), the Company grants to

[ ]

(the “Participant”)

an Award of Restricted Stock in accordance with Section 6.4 of the Plan. The number of shares of Common Stock awarded under this Restricted Stock Award Agreement – Time-Based Vesting (Executive) (this “Agreement”) is [______________] shares (the “Awarded Shares”). The “Date of Grant” of this Award is [_____________].

2.
Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of the Agreement, this Agreement shall control. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing. Unless otherwise defined herein, the capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan.
3.
Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as set forth below. Any Awarded Shares which have become vested in accordance with this Section 3 shall be referred to as “Vested Shares” and any Awarded Shares that, at the particular time of determination, have not become vested in accordance with this Section 3 shall be referred to as “Non-Vested Shares.” The Awarded Shares shall vest as follows:

a. [_________] of the Awarded Shares shall vest on February 5, 2024 (the “Initial Vesting Date”), provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date;

b. [_________] of the Awarded Shares shall vest on the first (1st) anniversary of the Initial Vesting Date, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date;

c. [_________] of the Awarded Shares shall vest on the second (2nd) anniversary of the Initial Vesting Date, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date; and

d. [_________] of the Awarded Shares shall vest on the third (3rd) anniversary of the Initial Vesting Date, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

Notwithstanding the foregoing, all Awarded Shares not previously vested shall immediately become vested in full upon a Termination of Service as a result of the Participant’s death or Total and Permanent Disability.

4.
Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited and shall cease to be outstanding on the earlier of (i) the third (3rd) anniversary of the Initial Vesting Date, or (ii) the date of the Participant’s Termination of Service. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.

5.
Restrictions on Awarded Shares. The Participant shall not be permitted to sell, transfer, offer, pledge, hypothecate, loan, margin, assign, gift or otherwise encumber or dispose of, either voluntarily or involuntarily, or to enter into any contract, option, right, warrant or other arrangement or understanding with respect to the foregoing, any of the Non-Vested Shares until such shares become Vested Shares in accordance with Section 3. The Committee may in its sole discretion, remove any or all of such restrictions (or any other restrictions contained herein) on any Awarded Shares whenever it may determine that, by reason of changes in applicable law or changes in circumstances after the date of this Agreement, such action is appropriate.
6.
Legend; Registration of Shares. The Company shall electronically register the Awarded Shares in the name of the Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Awarded Shares, as determined in the sole discretion of the Committee. No stock certificate or certificates shall be issued with respect to the Awarded Shares. The Company shall register the Awarded Shares in the Participant’s name, free of restriction under this Agreement, promptly after, and only after, such Awarded Shares have become Vested Shares in accordance with Section 3.
7.
Rights of a Stockholder. Except as provided in Section 4 and Section 5 above, the Participant shall have, with respect to his or her Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon, subject to the provisions of this Section 7; provided that, (A) any cash dividends or stock dividends with respect to the Awarded Shares shall be withheld by the Company for the Participant’s account (“Withheld Dividends”); and (B) such Withheld Dividends attributable to any particular Awarded Share shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Withheld Dividends, if applicable, upon the release of restrictions on such share (i.e., upon vesting) and, if such share is forfeited, the Participant shall forfeit and have no right to such Withheld Dividends.
8.
Voting. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided that this Section 8 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.
9.
Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11-13 of the Plan.
10.
Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.
11.
Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any such determination by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all Applicable Laws.
12.
Investment Representation. Unless the Awarded Shares are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased and or received hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.
13.
Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.
14.
Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).
15.
No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as a Contractor or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.
16.
Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
17.
Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
18.
Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
19.
Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No Person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such Person or entity subject to the restrictions on transfer contained herein.
20.
Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.
21.
Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
22.
Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
23.
Notice. Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third (3rd) day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Notices must be sent to the respective parties at the following addresses (or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

Notice to the Company shall be addressed and delivered as follows:

Paycom Software, Inc.

7501 W. Memorial Rd.

Oklahoma City, OK 73142

Attn: Chief Financial Officer

Notice to the Participant shall be addressed and delivered as set forth on the signature page.

24.
Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any Subsidiary (for purposes of this Section 24, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Participant receiving shares of Common Stock issued under the Plan shall pay to the Company, in accordance with the provisions of this Section 24, the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payment must be made prior to the delivery of any shares of Common Stock, as follows: (i) if the Participant is a Reporting Participant and/or is subject to the Company’s “Insider Trading Policy” at the time of vesting of Awarded Shares, then the tax withholding obligation must be satisfied by the Company’s withholding of a number of shares to be delivered upon the vesting of such Awarded Shares, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment (the “Net Settlement of Shares”), provided that, the Committee (excluding the Participant if the Participant is a member of the Committee) may, in its sole discretion, instead require the satisfaction of the tax withholding obligation in accordance with (ii)(A), (ii)(B) or (ii)(D) below; or (ii) if the Participant is neither a Reporting Participant nor subject to the Company’s “Insider Trading Policy” at the time of vesting of Awarded Shares, then such payment may be made (A) by the delivery of cash to the Company in an amount that equals the required tax withholding obligations of the Company; (B) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding payment; (C) if the Company, in its sole discretion, so consents in writing, by the Net Settlement of Shares; or (D) any combination of (A), (B), or (C). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

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Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

Paycom Software, Inc.

By:

Name:

Title:

PARTICIPANT:

Signature:

Name:

Address: